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                              PLEDGE AGREEMENT

This Pledge Agreement (the "Pledge Agreement") is made this ____ day of ________, 1997, by Cascadia Pacific Management, LLC, an Oregon limited liability company, on behalf of the Oregon Research and Technology Development Fund, James E. Summerton, Ph.D, Dennis R. Burger, Ph.D., Dwight
B. Weller, Ph.D., Nick Bunick, Donald R. Johnson, Ph.D., and James E. Reinmuth, Ph.D. (the "Pledgors") to __________, as collateral agent (the "Collateral Agent"), for the Note Holders identified in Schedule A hereto.

                                 Recitals:

    A. The Pledgors are holders of record of 3,842,708 shares of the Common Stock of Antivirals, Inc., an Oregon corporation (the "Company"), which shareholdings are more particularly set forth in Schedule B hereto.

    B. The Company has filed a registration statement with the Securities and Exchange Commission in connection with the proposed initial public offering of 1,500,000 units, which initial public offering is being underwritten by Paulsen Investment Company, Inc. Under the terms of the proposed underwriting agreement between the Company and Paulson Investment Company, Inc., the obligation of Paulson Investment Company, Inc. to undertake the proposed unit offering is conditioned on the Company's undertaking a rescission offering to certain shareholders of the Company who acquired Common Stock of the Company between October 1990 and March 1994.

    C. The Company has filed a registration statement with the Securities and Exchange Commission in connection with a proposed rescission offering to certain shareholders of the Company. It is contemplated that the rescission price will be paid in cash to all eligible offerees; provided, however, that to the extent that securities with an aggregate cash rescission price in excess of $1,500,000 are tendered to the Company in response to the rescission offering and if the proposed unit offering has not closed, the Company may issue to rescinding security holders in the states of Oregon and Colorado a portion of the rescission price in the form of promissory notes (the "Notes") of the

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Company bearing interest at the rate of 9% per annum and with maturities of
18 months to 36 months.

    D. Certain state regulatory authorities have required the Notes to be secured. The Pledgors desire to pledge certain of their shares of Common Stock of the Company to secure the Company's payment of the Notes and to facilitate the undertaking of the rescission offering and the unit offering.

    NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

    1. PLEDGE OF SHARES. The Pledgors grant to the Company by pledge a security in and to all right, title and interest of the Pledgors in [insert number of shares which, when divided by the market price of the Company's Common Stock or $6.00 in the absence of a market quote, equal 120% of the outstanding principal amount of the Notes] shares of the Common Stock of the Company, which shares initially pledged are more particularly identified in Schedule C hereto (the "Pledged Shares"). Contemporaneous with the execution and delivery of this Pledge Agreement, the Pledgors will deliver to the Collateral Agent all stock certificates evidencing the Pledged Shares in their possession, together with stock powers endorsed in blank, to hold subject of the terms of this Pledge Agreement.

    2. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment by the Company of all oblilgations of the Company under the Notes, whether for principal, interest, fees, expenses, or otherwise (all such obligations of the Company being the "Obligations"). Recourse to the Pledgors with respect to the Obligations shall be limited solely to the Pledged Shares.

    3.  VOTING SHARES; CARE AND CUSTODY OF CERTIFICATES.

        a. Provided that no Event of Default, as hereafter defined, has occurred and is continuing and that the Pledged Shares, or any shares which are a part thereof, are not subject to sale in accordance with Section 7 hereof, the Pledgors shall be entitled to vote the Pledged Shares or such shares which are a part thereof which are not subject to sale.

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      b.  Provided that no Event of Default, as hereafter defined, has occurred and is continuing and that the Pledged Shares, or any shares which are a part thereof, are not subject to sale in accordance with Section 7 hereof, the Pledgors shall be entitled to receive and retain any dividend or other distribution, whether in securities or other property (other than a stock split, split-up or exchange of shares) made in respect of such shares of the Pledged Shares which are not subject to sale. The Collateral Agent shall be entitled to receive and retain and pledge any dividend or other distribution, whether in securities or other property, made in respect of such shares which are subject to sale in accordance with Section 7 hereof. Securities issued in respect of the Pledged Shares, or any shares which are a part thereof, by reason of a stock split, split-up or exchange, shall be subject to the pledge arising under this Pledge Agreement. The Pledgors shall immediately deliver all such securities, in pledge, to the Collateral Agent.

        c. The Collateral Agent shall take reasonable care in the preservation of all stock certificates delivered to the Collateral Agent by the Pledgors.

    4.  ADDITION TO PLEDGED SHARES; RELEASE OF SHARES FROM PLEDGE.

Not more than five (5) business days after the end of each month, the Collateral Agent shall deliver to the Company for distribution to the Pledgors a Coverage Certificate, setting forth the last reported closing price for shares of the Common Stock of the Company on the last business day of the preceeding month, or $6.00 in the absence of a closing price, and the number of shares of Common Stock of the Company, based on such price, which shall equal 120% of the outstanding principal balance of the Notes when multiplied by such closing price (the "Monthly Pledge Requirement"). If the Monthly Pledge Requirement is greater than the number of shares constituting the Pledged Shares, not more than five (5) business days after delivery of the Certificate, the Pledgors shall pledge and deliver to the Collateral
Agent that number of shares of Common Stock of the Company equal to the difference between the Monthly Pledge Requirement and the Pledged Shares; provided, however, that the number of shares subject to pledge hereunder shall not exceed 3,842,708, subject to adjustment for stock splits, split-ups and exchanges. If the Monthly Pledge Requirement is less than the number of shares constituting the Pledged Shares, and no Event of Default, as hereafter defined, has occurred and is continuing, and no shares

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constituting the Pledged Shares are subject to sale in accordance with
Section 6 hereof, the Pledgors may request, in writing, the release from the pledge created by this Pledged Agreement to the Pledgors, such number of the Pledged Shares as shall cause the number of shares subject to such pledge to equal the Monthly Pledge Requirement. The specific shares to be released to the Pledgors shall be identified in such written request which shall be executed by all of the Pledgors, their representatives or successors.

    5. EVENTS OF DEFAULT. The occurrence and continuation of any of the following events shall constitute an event of default ("Event of Default") under this Pledge Agreement:

        a. the Company shall fail to pay when due any installment of principal of, or interest on, the Notes to any Note Holder, the Collateral Agent shall have received written notice of such failure from such Note Holder, and such failure shall remain unremedied for five (5) business days after written notice thereof shall have been given to the Company by the Collateral Agent; or

        b. the Pledgors shall have failed to deliver to the Collateral Agent additional shares of the Common Stock of the Company as required in accordance with Section 4 hereof, and such failure shall have remained unremedied for five (5) business days after written notice thereof shall have been given to the Pledgors by the Collateral Agent.

    6. REMEDIES OF COLLATERAL AGENT. Upon the occurrence of any Event of Default, the Collateral Agent may in the Collateral Agent's sole discretion, without further notice to the Pledgors:

        a. register in the Company's name any of the Pledged Shares which the Collateral Agent reasonably determines shall be in an amount of such shares necessary to satisfy the then-matured obligations of the Company arising under the Notes; and

        b. sell or otherwise dispose of the Pledged Shares which the Collateral Agent reasonably determines shall be in an amount of such shares necessary to satisfy the Company's then-matured obligations arising under the Notes in accordance with Section 7 hereof.

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    7.  SALE UPON OCCURRENCE OF EVENT OF DEFAULT.  Pledgors and the
Collateral Agent agree that, although a public market may exist for the Common Stock of the Company, certain or all of the Pledged Shares may be subject to restrictions and accordingly may not be sold in the public market.
 Accordingly, certain or all of the Pledged Shares may not be subject to sale in a "recognized market" within the contemplation of Or. Rev. Stat. 79.5040.
 Based on the foregoing, the parties desire to agree to reasonable standards for conducting a commercially reasonable sale of the Pledged Shares upon the Occurrence of Event of Default. Without limiting the rights of the Collateral Agent, if certain or all of the Pledged Shares cannot be sold in the public market for the Company's Common Stock, compliance with the following procedures shall be deemed to satisfy the requirements of a commercially reasonable sale:

        a. The sale may be either a public or private sale, in the Collateral Agent's sole discretion, for all or a part of the Pledged Shares;

        b. The Collateral Agent shall establish a date for public sale of the shares, or a date after which a private sale may occur, which date shall be set not less than 30 days after the date notice of such a proposed sale is given to the Pledgors and shall further provide the Pledgors advance written notice specifying the time and place of any public sale;

        c. Any public sale shall take place at a site in Oregon selected by the Collateral Agent;

        d. At any public or private sale of any of the Pledged Shares, the Collateral Agent may restrict the prospective purchasers or bidders to persons or entities who, in the reasonable opinion of the Collateral Agent, would enjoy the right to purchase the Pledged Shares without the need for further registration under applicable federal or state securities laws.

    Notwithstanding the foregoing, the Pledgors shall enjoy the right to purchase at such sale the Pledged Shares subject to such sale at a price equal to highest bona fide offer received by the Collateral Agent.

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    8.  TERM OF PLEDGE.  This Pledge Agreement shall terminate, the Pledged
Shares shall be released from the pledge created by this Pledge Agreement, and the Collateral Agent will deliver all certificates representing the Pledged Shares in its possession to the Pledgors upon receiving a certificate from the Chief Financial Officer of the Company confirming to the Collateral Agent that Obligations have been satisfied in full.

    9.  MISCELLANEOUS.

        a. CUMULATIVE RIGHTS. The rights, powers, and remedies of the Collateral Agent under this Pledge Agreement shall be in addition to all rights, powers, and remedies given to the Collateral Agent by virtue of any statute or rule of law, or any other agreement, all of which shall be cumulative and may be exercised successively or concurrently without impairing the Note Holder's security interest in the Pledged Shares.

        b. WAIVER. Any waiver, forbearance, failure, or delay by the Collateral Agent in exercising, or in the exercise or beginning of exercise by the Collateral Agent of, any right, power, or remedy, simultaneous, or later, shall not preclude the further, simultaneous or later exercise, and every right, power, or remedy of the Collateral Agent shall continue in full force and effect until it is specifically waived in a writing executed by the Collateral Agent.

        c. SEVERABILITY. If any provision in this Pledge Agreement is held invalid or unenforceable, this Pledge Agreement and the rights and obligations of the parties shall be construed without reference to such provision and enforced accordingly.

        d. BENEFIT AND ASSIGNMENT. This Pledge Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Pledgors may not voluntarily or involuntarily assign their interests under this Pledge Agreement.

        e. ENTIRE AGREEMENT. This Pledge Agreement embodies the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements, and

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     understandings relating to matters provided for in this Pledge
     Agreement. No amendment or waiver of compliance with any provision or condition of this Pledge Agreement or consent pursuant to this Pledge Agreement will be effective unless evidenced by an instrument signed by the parties.

        (f) GOVERNING LAW. The construction and performance of this Agreement will be governed by the laws of the state of Oregon.

        (g) ATTORNEYS' FEES. If a party is required to bring a legal action to enforce this Agreement, the prevailing party will be entitled to recover their costs and expenses, including reasonable legal fees, incurred in connection with such action.

        (h) NOTICES. Any notice or other communication required to be otherwise given under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally or (ii) two business days after it has been deposited with the U.S. Postal Service, postage prepaid, and addressed to the notified party as follows:

             To the Collateral Agent:


             With a copy to:



             To the Pledgors:

                    Cascadia Pacific Management, LLC on behalf of the Oregon Research and Technology Development Fund

                    James E. Summerton, Ph.D

                    Dennis R. Burger, Ph.D.

                    Dwight B. Weller, Ph.D.

                    Nick Bunick, Ph.D.

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                    Donald R. Johnson, Ph.D.

                    James E. Reinmuth, Ph.D.

             With a copy to:

The address to which notice or other communications shall be mailed may be changed from time to time by giving written notice to the other party.

    IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the date first set forth above.

                     PLEDGORS:

                     Cascadia Pacific Management, LLC on behalf of the Oregon Research and Technology Development Fund

                     By _______________________________
                        _______________________________
                        Its ___________________________



                     __________________________________
                     James E. Summerton, Ph.D



                     __________________________________
                     Dennis R. Burger, Ph.D.



                     __________________________________
                     Dwight B. Weller, Ph.D.


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                      __________________________________
                      Nick Bunick



                      __________________________________
                      Donald R. Johnson, Ph.D.



                      __________________________________
                      James E. Reinmuth, Ph.D.

                      COLLATERAL AGENT:



                      By _______________________________
                      _______________________________
                      Its ___________________________



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